                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                   THE LOUISIANA LAND AND EXPLORATION COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   THE LOUISIANA LAND AND EXPLORATION COMPANY
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

                    (LOUISIANA LAND AND EXPLORATION LOGO)

                  THE LOUISIANA LAND AND EXPLORATION COMPANY
                               909 Poydras Street
                                 P.O. Box 60350
                          New Orleans, Louisiana 70160

                                                                  March 28, 1994

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Louisiana Land and Exploration Company scheduled to be held on Thursday, May 12, 1994 at the Pan American Life Auditorium, 11th Floor, Pan American Life Center, 601 Poydras Street, New Orleans, Louisiana commencing at 9:00 A.M., Central Daylight Time. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

     At the meeting, stockholders are being asked to elect a Board of twelve Directors to serve for a term of one year and to transact such other business as may properly come before the meeting.

     It is important that your shares are represented at the meeting whether or not you plan to attend. Accordingly, we request your cooperation by promptly signing, dating and mailing the enclosed proxy in the envelope provided for your convenience.

                                          Sincerely,


                                          /s/ H. LEIGHTON STEWARD
                                          H. Leighton Steward
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                   THE LOUISIANA LAND AND EXPLORATION COMPANY
                               909 Poydras Street
                                 P.O. Box 60350
                          New Orleans, Louisiana 70160

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                            ------------------------

To the Stockholders of
  THE LOUISIANA LAND AND EXPLORATION COMPANY:

     The Annual Meeting of Stockholders of The Louisiana Land and Exploration Company (the "Company") will be held on Thursday, May 12, 1994 at 9:00 A.M., Central Daylight Time, in the Pan American Life Auditorium, 11th Floor, Pan American Life Center, 601 Poydras Street, New Orleans, Louisiana, for the following purposes:

          (i) To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify; and

          (ii) To transact such other business as may properly come before the meeting.

     A copy of the Company's Annual Report to Stockholders for the year 1993 is enclosed.

     YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR STOCK TO BE VOTED, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE ADDRESSED TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, P.O. BOX 8257, EDISON, NEW JERSEY 08818-9089.

                     SOLICITATION AND REVOCATION OF PROXIES

     Proxies are being solicited on behalf of the Board of Directors of the Company, and the Company will bear the cost of such solicitation. It is expected that the solicitation of Proxies will be primarily by mail. Proxies may also be solicited by officers and employees of the Company at no additional cost to the Company, in person or by telephone, telegram or other means of communication. The Company may reimburse custodians, nominees and fiduciaries holding Capital Stock (as defined below) for their reasonable expenses in sending proxy material to principals and obtaining their Proxy. In addition, the Company has engaged D.F. King & Co., Inc., 77 Water Street, New York, New York, to assist in such solicitation at an estimated fee of $9,500 plus disbursements. Any stockholder giving a Proxy may revoke it at any time before it is exercised by written notice to the Corporate Secretary of the Company or by voting in person at the meeting.

     It is expected that this Notice of Annual Meeting of Stockholders and Proxy Statement will first be mailed to stockholders on or about March 28, 1994.

              STOCKHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

     Only stockholders of record at the close of business on March 15, 1994 will be entitled to vote at the Annual Meeting. On that date there were 33,193,885 shares of the Capital Stock, par value $.15 per share, of the Company ("Capital Stock") outstanding and entitled to be voted at the Annual Meeting. Each such share is entitled to one vote. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

                     BENEFICIAL OWNERSHIP OF SECURITIES

     The following table reflects the holdings of the only persons known to the Company to own beneficially 5% or more of Capital Stock.

                                                                                 PERCENT
                                                             AMOUNT AND            OF
                                                             NATURE OF          CLASS ON
                       NAME AND ADDRESS                      BENEFICIAL         MARCH 15,
                      OF BENEFICIAL OWNER                    OWNERSHIP            1994
                      -------------------                    ----------         ---------
        Fund American Enterprises Holdings, Inc........  5,210,200 shares(1)      15.7%
        The 1820 House
        Main Street
        Norwich, Vermont 05055
        FMR Corp.......................................  4,281,160 shares(2)      12.9%
        82 Devonshire Street
        Boston, Massachusetts 02109
        Metropolitan Life Insurance Company............  2,041,650 shares(3)       6.2%
        One Madison Avenue
        New York, New York 10010

- ---------------

(1) Based on a Schedule 13D dated August 24, 1993 and Forms 4 dated January 7, 1994 and February 8, 1994 filed with the Securities and Exchange Commission (the "Commission") by Fund American Enterprises Holdings, Inc. ("FAEH"), the parent of Fund American Enterprises, Inc. and the indirect parent of Source One Mortgage Services Corporation. Fund American Enterprises, Inc. shares with FAEH and its subsidiary Source One Mortgage Services voting and dispositive power with respect to 1,501,465 of such shares. FAEH and its subsidiary FFOG, Inc. share voting and dispositive power with respect to 3,708,735 of such shares.

(2) Based on a Schedule 13G dated February 14, 1994 filed with the Commission by FMR Corp., which has sole voting power with respect to 41,584 of such shares and sole dispositive power with respect to all of such shares.

(3) Based on a Schedule 13G dated February 9, 1994 filed with the Commission by Metropolitan Life Insurance Company ("Metropolitan"), which has sole voting power with respect to 1,898,650 of such shares and sole dispositive power with respect to all of such shares. Metropolitan has reported that its subsidiary, State Street Research and Management Company, Inc. ("State Street") is the beneficial owner of 2,026,550 shares (with respect to which State Street has also filed a Schedule 13G with the Commission) of the total shares identified in the table above.

     The following table sets forth the amount and percentage of Capital Stock (including shares held for the account of Executive Officers in The LL&E Savings Plan and The LL&E Dividend Reinvestment Plan) beneficially owned as of February 15, 1994 (March 1, 1994 in the case of Mr. Orce) by each nominee for election as a Director of the Company, by each of the individuals named in the Summary Compensation Table and by all Executive Officers and Directors of the Company as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and does not necessarily bear on the economic incidents of ownership or the right to transfer such shares.

                                                       AMOUNT AND NATURE
                                                         OF BENEFICIAL
                                                         OWNERSHIP OF
                                                       SHARES OF CAPITAL                PERCENT
                     NAME OF INDIVIDUAL                    STOCK(1)                    OF CLASS
        ---------------------------------------------  -----------------           -----------------
        Leland C. Adams..............................         7,250                        *
        Richard A. Bachmann..........................        35,886                        *
        John F. Greene...............................       119,620                        *
        Eamon M. Kelly...............................         6,777                        *
        Kenneth W. Orce..............................         2,000                        *
        Victor A. Rice...............................         1,000                        *
        Orin R. Smith................................         6,150                        *
        H. Leighton Steward..........................       232,339                        *
        Arthur R. Taylor.............................         7,750                        *
        W.R. Timken, Jr. ............................       127,123(2)                     *
        Carlisle A.H. Trost..........................         4,014                        *
        Joel M. Wilkinson............................        41,372                        *
        John A. Williams.............................        39,261                        *
        E.L. Williamson..............................       127,451                        *
        All Directors and Executive Officers as a
          group (19 persons), including those named
          above......................................       981,424                      3.0%

- ---------------

 * Less than 1%

(1) Includes the following shares which Directors and Executive Officers had the right to acquire upon the exercise of options within sixty (60) days from February 15, 1994; Leland C. Adams -- 6,250 shares, Richard A.
    Bachmann -- 17,088 shares, John F. Greene -- 78,221 shares, Eamon M.
    Kelly -- 6,250 shares, Orin R. Smith -- 3,750 shares, H. Leighton
    Steward -- 169,237 shares, Arthur R. Taylor -- 6,250 shares, W.R. Timken, Jr. -- 6,250 shares, Carlisle A.H. Trost -- 3,750 shares, Joel M.
    Wilkinson -- 31,500 shares, John A. Williams -- 26,600 shares, E.L. Williamson -- 94,325 shares, all Directors and Executive Officers as a group -- 585,130 shares.

(2) Includes 39,873 shares as to which Mr. Timken has sole voting and investment power; 54,000 shares owned by various trusts of which Mr. Timken is a co-trustee or co-advisor; and 1,000 shares owned by a charitable trust of which Mr. Timken is a member. Mr. Timken disclaims beneficial interest in 5,000 of such shares owned by members of his family living in his own home and 21,000 of such shares owned by a trust of which his wife is a co-trustee.

                            I. ELECTION OF DIRECTORS

     Twelve Directors are to be elected, each Director to hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualifies. The persons named as proxies on the enclosed Proxy have been designated by the Board of Directors and intend to vote, unless otherwise directed, for the nominees listed below. All of such nominees, other than Kenneth W. Orce, are now serving as Directors and were elected at the 1993 Annual Meeting. A majority of shares present at the meeting cast in favor of a nominee is required for the election of each of the nominees listed below.

                                           SERVED                POSITION, PRINCIPAL
                                           AS                    OCCUPATION, BUSINESS
           NAME OF                         DIRECTOR              EXPERIENCE AND OTHER
           NOMINEE               AGE       SINCE                  DIRECTORSHIPS HELD
- ------------------------------   ---       ----       ------------------------------------------
Leland C. Adams(1)............    69       1988       Former Executive Vice President
                                                      (1983-1987) and Director (1976-1987) of
                                                      Amoco Corporation; Director of Global
                                                      Marine Inc. from 1987 to 1988.
Richard A. Bachmann...........    49       1989       Executive Vice President, Finance and
                                                      Administration, of the Company since May
                                                      1985; Chief Financial Officer of the
                                                      Company since 1981.
John F. Greene................    53       1989       Executive Vice President, Exploration and
                                                      Production, of the Company since May 1985.
Eamon M. Kelly(2)(3)..........    57       1986       President of Tulane University; Director
                                                      Emeritus of Hibernia Corp.; Director of
                                                      Gabelli Enterprises; Director of Zapata
                                                      Corporation from 1984 to 1986.
Kenneth W. Orce...............    50        --        Partner of the law firm of Cahill Gordon &
                                                      Reindel, New York, since 1976.
Victor A. Rice(2)(5)..........    53       1993       Chairman of the Board of Directors and
                                                      Chief Executive Officer of Varity
                                                      Corporation since 1980 and a Director of
                                                      Varity Corporation since 1978; Director of
                                                      Comptek Research, Inc. and Halton
                                                      Reinsurance Co. Ltd.
Orin R. Smith(1)(4)(5)........    58       1991       President and Chief Executive Officer of
                                                      Engelhard Corporation since May 1984 and
                                                      Director of Engelhard Corporation or its
                                                      predecessor company (Engelhard Minerals &
                                                      Chemicals Corporation) since 1979;
                                                      Director of Vulcan Materials Company, The
                                                      Summit Bancorporation and New Jersey
                                                      Manufacturers Insurance Company.
H. Leighton Steward(3)(4)(5)..    59       1985       Chairman of the Board and Chief Executive
                                                      Officer of the Company since January 1,
                                                      1989; President of the Company since
                                                      January 1985; Chief Operating Officer of
                                                      the Company from January 1985 through
                                                      December 1988; Director of First Commerce
                                                      Corporation and the First National Bank of
                                                      Commerce.

                                             (Table continued on following page)

                                           SERVED                POSITION, PRINCIPAL
                                           AS                    OCCUPATION, BUSINESS
           NAME OF                         DIRECTOR              EXPERIENCE AND OTHER
           NOMINEE               AGE       SINCE                  DIRECTORSHIPS HELD
- ------------------------------   ---       ----       ------------------------------------------
Arthur R. Taylor(1)(3)(5).....    58       1982       Chairman of Arthur Taylor & Company
                                                      (private investment firm) since 1977;
                                                      President, Muhlenberg College since 1992;
                                                      Dean of the Graduate School of Business,
                                                      Fordham University, from 1985 to 1992;
                                                      Chairman of The Entertainment Channel from
                                                      1981 to 1983; Director of Pitney-Bowes,
                                                      Inc., Nomura Pacific Basic Fund, Inc.,
                                                      Jakarta Growth Fund, Inc., Japan OTC
                                                      Equity Fund, Inc. and Korea Equity Fund,
                                                      Inc.
W.R. Timken, Jr.(2)(4)........    55       1972       Chairman of the Board of Directors of The
                                                      Timken Company; Director of Trinova
                                                      Corporation and Diebold, Inc.
Carlisle A.H. Trost(1)(2).....    63       1990       Former Chief of Naval Operations for the
                                                      United States Navy (1986-1990); Director
                                                      of Lockheed Corporation, General Public
                                                      Utilities Corporation and General Public
                                                      Utilities (Nuclear).
E.L. Williamson(3)(4).........    69       1971       Former Chairman of the Board of the
                                                      Company (1985-1988) and Chief Executive
                                                      Officer of the Company from 1984 through
                                                      1988; Director of Halliburton Company,
                                                      Hibernia Corp. and Central Louisiana
                                                      Electric Co. (CLECO).

- ---------------

(1) Compensation Committee member. Mr. Taylor is Chairman of the Committee.

(2) Audit Committee member. Mr. Timken is Chairman of the Committee.

(3) Executive Committee member. Mr. Steward is Chairman of the Committee.

(4) Nominating Committee member. Mr. Smith is Chairman of the Committee.

(5) Finance Committee member. Mr. Taylor is Chairman of the Committee.

DIRECTORS' COMPENSATION, COMMITTEES AND MEETING ATTENDANCE

     During the last fiscal year, the Board of Directors held seven regular meetings. Directors who are not Officers of the Company receive an annual retainer of $30,000 for their services as Directors, and each such Director receives $1,000 for each Board meeting attended. Each non-employee member of the Audit Committee, the Nominating Committee, the Compensation Committee, the Finance Committee and the Executive Committee receives $1,000 for attendance at each Committee meeting. In addition, the Chairman of each of the Audit Committee, the Compensation Committee and the Finance Committee receives an annual retainer of $5,000. Each non-employee Director may elect to defer all or a portion of the compensation otherwise payable to him. Amounts deferred in 1993 accrued interest at a fixed rate of 18% per annum pursuant to an arrangement similar to that in effect in 1993 for certain Company employees.

     Any Director who at the time of retirement has either completed four years of service as a non-employee Director and is at least seventy years of age or has completed ten or more years of service as a non-employee Director is eligible for an annual retirement benefit under the Company's Directors' Retirement Plan (the "Directors' Plan") equal to the annual Board retainer fee (excluding meeting and committee fees) in effect at the time of retirement or as it may be increased from time to time, commencing on the later of the Director's retirement or his attaining age seventy. Payments continue until the Director's death or, in the case of a Director retiring before reaching age seventy, until payments have been made for a period equal to the period of the Director's service as a non-employee Director. In the event of a "Change of Control" of the Company (as defined in the Directors' Plan), Directors will be credited with a period of service equal to the greater of the period of such Director's service as a non-employee Director or ten years. Directors eligible to receive benefits under The LL&E Pension Plan after the effective date of the Directors' Plan (March 1, 1987) are not eligible to participate in the Directors' Plan.

     The Louisiana Land and Exploration Company 1990 Stock Option Plan for Non-Employee Directors (the "1990 Plan"), which was adopted by vote of the stockholders at the 1990 Annual Meeting, provides for an annual grant of an option to purchase 2,500 shares of Capital Stock to each member of the Board of Directors of the Company who is not an employee of the Company or of any affiliate of the Company. Options granted under the 1990 Plan generally are exercisable in two equal annual installments commencing on the first anniversary of the date of grant, and may be exercised until their expiration ten years from the date of grant (unless such options expire at an earlier date following the non-employee Director's termination of service). The option price per share of Capital Stock payable upon the exercise of an option under the 1990 Plan is the Fair Market Value (as defined) of Capital Stock on the date the option is granted. If a non-employee Director participating in the 1990 Plan ceases to be a Director on account of retirement (and such participant is otherwise eligible for benefits under the Directors' Plan), death or disability, or if a "Change of Control" of the Company (as defined in the 1990 Plan) occurs, all of such participant's options outstanding for six months or more become immediately and fully exercisable.

     During 1992, The Louisiana Land and Exploration Company Foundation pledged to contribute $50,000 per year for six years for the endowment of the Evelyn and John G. Phillips Distinguished Chair in Mathematics at Tulane University. Mr. Phillips, former Chairman of the Board and Chief Executive Officer of the Company, retired at the 1993 Annual Meeting following many years of distinguished service to the Company. In addition, the Company regularly makes charitable contributions to a number of universities, including Tulane University. Company Director Eamon M. Kelly is President of Tulane University.

     The Board has five standing committees: the Executive Committee; the Compensation Committee; the Audit Committee; the Finance Committee; and the Nominating Committee.

     The Compensation Committee administers The Louisiana Land and Exploration Company 1988 Long-Term Stock Incentive Plan, determines the compensation policies for Company Officers, and recommends to the entire Board of Directors the salaries of the three most senior Officers of the Company. During 1993, the Compensation Committee held four meetings.

     The principal functions of the Audit Committee are: to receive reports prepared by the Company's internal auditors; to recommend the selection, retention or termination of independent auditors; to review arrangements and proposals for the overall scope of the annual audit with management and the independent auditors; and to discuss matters of concern to the Audit Committee with the independent auditors and management relating to the annual financial statements and results of the audit. During 1993, the Company's Audit Committee held four meetings.

     The principal functions of the Finance Committee are: to review all major financings of the Company (including the issuance of securities); to recommend the size, timing, pricing and terms of any such financing; to review the Company's financial policies, capitalization and forecasted capitalization; to evaluate investment programs; to review the Company's continuing financial arrangements; and such additional duties as may from time to time be assigned to the Finance Committee by the Board of Directors in respect of specific financing programs undertaken by the Company. During 1993, the Company's Finance Committee held three meetings.

     The Nominating Committee establishes criteria for the selection of Directors, seeks out and interviews Director candidates and recommends to the Board those Director candidates who shall stand for election at the Annual Meeting of Stockholders and who shall fill interim vacancies. During 1993, the Company's Nominating Committee held two meetings.

     During 1993, each of the incumbent Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and committees on which they served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     Mr. John G. Phillips, a former member of the Compensation Committee, who retired at the 1993 Annual Meeting, was Chairman of the Board and Chief Executive Officer of the Company from May 2, 1974 to December 31, 1984.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such Officers, Directors and stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's Executive Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, with the exception of Mr. John A. Williams and Mr. W.R. Timken, Jr. Mr. Williams, in timely reporting the April 14, 1993 exercise of options to purchase 9,050 shares of Company stock, inadvertently did not report the subsequent sale on the same date of the stock received through the exercise of such options. Mr. Timken inadvertently did not report the sale of 10,000 shares of stock by certain trusts for which he is an advisor to the trustee. Amended Forms 4 properly reporting these transactions were filed by Mr. Williams on December 10, 1993 and by Mr. Timken on August 4, 1993.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation paid by the Company for services rendered during each of the last three fiscal years to or for the accounts of the Chief Executive Officer and the other four most highly compensated Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                               ----------------------------------
                                                                                                    PAYOUTS
                                               ANNUAL COMPENSATION                            -------------------
                                        ----------------------------------      AWARDS        NUMBER
                                                                   OTHER       --------         OF                     ALL
                                                                   ANNUAL      RESTRICTED     SECURITIES              OTHER
                                                                  COMPEN-       STOCK         UNDERLYING   LTIP      COMPEN-
                                                                   SATION      AWARD(S)       OPTIONS/   PAYOUTS      SATION
  NAME AND PRINCIPAL POSITION    YEAR   SALARY($)    BONUS($)(1)   ($)(2)      ($)(1)(3)(4)   SARS(3)     ($)(3)      ($)(5)
- -------------------------------- ----   --------     --------     --------     --------       ------     --------    --------
H. Leighton Steward              1993   $543,846     $140,000     $151,141     $120,563       13,500     $152,677    $239,768
  Chairman of the Board,         1992   $510,000                  $ 13,275                    37,500     $126,044    $160,733
  President and Chief Executive  1991   $491,923     $ 85,000                  $173,525       12,600     $165,101
  Officer
Richard A. Bachmann              1993   $340,385     $ 75,000     $114,758     $120,563        8,600     $100,330    $ 61,990
  Executive Vice President,      1992   $325,000                  $  8,825                    22,500     $ 85,006    $ 33,011
  Finance and Administration     1991   $317,769     $ 54,200                  $109,636        8,300     $111,555
  Chief Financial Officer,
  and Director
John F. Greene                   1993   $340,385     $ 75,000     $108,984     $120,563        8,600     $100,330    $130,500
  Executive Vice President,      1992   $325,000                  $  8,825                    22,500     $ 85,006    $104,644
  Exploration and Production,    1991   $317,769                                               8,300     $111,555
  and Director
John A. Williams                 1993   $213,615     $ 25,000     $373,574     $ 89,781        3,700     $ 43,622    $ 48,234
  Vice President                 1992   $205,000     $ 20,000     $225,755                    11,200     $ 35,175    $ 36,437
                                 1991   $199,577                                               3,700     $ 44,622
Joel M. Wilkinson                1993   $199,385     $ 25,000     $ 10,025                     3,400     $ 34,898    $ 23,010
  Vice President                 1992   $192,000     $ 20,000     $  3,325                     9,000     $ 29,313    $ 19,642
                                 1991   $187,662                                               3,000     $ 44,622

- ---------------

(1) Each of the Executive Officers named above received a bonus in 1994 for 1993 performance. Messrs. Steward and Bachmann received a special cash award and grant of 4,400 and 2,780 shares of Restricted Stock, respectively, on September 24, 1991 under The 1988 Long-Term Stock Incentive Plan. The shares vested on September 23, 1992.

(2) "Other Annual Compensation" includes: (i) the reimbursement to Mr. Williams in 1992 of $72,297 for costs incurred in connection with his transfer to London under The LL&E Relocation Program and in 1993 and 1992, payment of $333,308 and $148,996, respectively, under The LL&E Expatriate Program; (ii) tax assistance payments in connection with the grants of Restricted Stock for 1993 performance made to Messrs. Steward, Bachmann, Greene and Williams in the amounts of $92,833, $92,833, $92,833 and $35,441, respectively; and
    (iii) cash dividends paid on Performance Shares, the cost of group term life insurance in excess of $50,000 and certain usage of the Company aircraft.

(3) Under The 1988 Long-Term Stock Incentive Plan, restrictions lapse in the event of a "Change of Control" (as defined).

(4) Mr. Williams has an aggregated total of 2,000 shares in unvested Restricted Stock holdings with a December 31, 1993 value of $80,250. Messrs. Steward, Bachmann and Greene each received grants of 3,000 shares of unvested Restricted Stock in February 1994 for their efforts and performance in 1993. The Restricted Stock has a three year vesting schedule in which one-third of the shares will vest each year beginning one year from the date of grant. Dividends are payable on Restricted Stock if and to the extent dividends are paid on the Company's Capital Stock generally.

(5) "All Other Compensation" includes the following: (i) Company contributions and allocations in 1993 to its defined contribution plans for the benefit of Messrs. Steward, Bachmann, Greene, Williams and Wilkinson in the amounts of $70,340, $36,932, $36,932, $22,472 and $20,748, respectively and (ii)
    interest accrued during 1993 in excess of 120% of the applicable federal interest rate with respect to 1986 through 1993 salary and bonus deferrals as follows: Mr. Steward $169,428, Mr. Bachmann $25,058, Mr. Greene $93,568, Mr. Williams $25,761 and Mr. Wilkinson $2,262.

STOCK OPTION GRANTS AND EXERCISES

     The following table sets forth information concerning individual grants of stock options under The 1988 Long-Term Stock Incentive Plan made during the last completed fiscal year to each of the named Executive Officers. The Company did not grant any stock appreciation rights ("SARs") in 1993.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS(1)
                             ------------------------------------------------------
                                NUMBER         % OF TOTAL
                                  OF          OPTIONS/SARS
                              SECURITIES       GRANTED TO      EXERCISE
                              UNDERLYING       EMPLOYEES       OR BASE      EXPIRA-      GRANT DATE
                             OPTIONS/SARS      IN FISCAL        PRICE        TION         PRESENT
             NAME              GRANTED            YEAR          ($/SH)       DATE       VALUE ($)(2)
    -----------------------  ------------     ------------     --------     -------     ------------
    H. Leighton Steward....     13,500            5.3%         $ 44.875     5/12/03       $205,659
    Richard A. Bachmann....      8,600            3.4%         $ 44.875     5/12/03       $131,012
    John F. Greene.........      8,600            3.4%         $ 44.875     5/12/03       $131,012
    John A. Williams.......      3,700            1.5%         $ 44.875     5/12/03       $ 56,366
    Joel M. Wilkinson......      3,400            1.3%         $ 44.875     5/12/03       $ 51,796

- ---------------

(1) One-half of the options vest on the first anniversary of the date of grant and the remainder vest on the second anniversary of the date of grant.

(2) Based on the Black-Scholes option pricing model, using a five-year weighted average dividend yield (2.66%), volatility based on stock price data over the five years preceding the grant (0.2560) in order to estimate the values that might occur over the course of the option term. The yield and volatility were also reviewed in light of known changes in dividend policy or corporate restructurings that could have an effect in the future. For the risk-free rate (6.2%), the Company used the yield on U.S. Treasury Strips with a time to maturity that approximates the term of the option (10 years). The result is a Black-Scholes option value of $15.23 per share. The Company does not believe that the values estimated by the Black-Scholes model, or any other model, will necessarily be indicative of the values to be realized by an executive.

     The following table sets forth information concerning each exercise of stock options (or tandem SARs) and freestanding SARs during the last completed fiscal year by each of the named Executive Officers and the fiscal year-end value of unexercised options and SARs.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                  TOTAL NO. OF SECURITIES            VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS/
                                    SHARES                        OPTIONS HELD AT FY-END               SARS AT FY-END($)
                                   ACQUIRED        VALUE       -----------------------------     -----------------------------
              NAME                ON EXERCISE     REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- --------------------------------  -----------     --------     -----------     -------------     -----------     -------------
H. Leighton Steward.............     24,900       $256,100       150,487           32,250        $1,092,159        $ 194,531
Richard A. Bachmann.............     44,185       $293,346         9,150           16,537        $    4,941        $  82,346
John F. Greene..................     12,300       $133,763        66,971           19,850        $  453,593        $ 116,719
John A. Williams................      9,050       $151,638        21,000            9,300        $  134,706        $  58,100
Joel M. Wilkinson...............          0       $      0        27,000            7,900        $  189,438        $  46,688

LONG-TERM STOCK INCENTIVE PLAN AWARDS

     The following table sets forth information regarding each award of Performance Shares made to a named Executive Officer in the last completed fiscal year under The 1988 Long-Term Stock Incentive Plan.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                    PERFORMANCE      ESTIMATED FUTURE PAYOUTS
                                                    PERIOD     UNDER NON-STOCK PRICE-BASED PLANS
                                                     UNTIL     ----------------------------------
                                         NUMBER     MATURATION THRESHOLD      TARGET      MAXIMUM
                                         OF         OR          (NO. OF       (NO. OF     (NO. OF
                   NAME                  SHARES(1)  PAYOUT(2)   SHARES)       SHARES)     SHARES)
    ----------------------------------   -----      -------    ---------     ---------    -------
    H. Leighton Steward...............   4,500      3 years        750           4,500     6,750
    Richard A. Bachmann...............   2,900      3 years        483           2,900     4,350
    John F. Greene....................   2,900      3 years        483           2,900     4,350
    John A. Williams..................   1,300      3 years        216           1,300     1,950
    Joel M. Wilkinson.................   1,100      3 years        183           1,100     1,650

- ---------------

(1) Performance Shares awarded under The 1988 Long-Term Stock Incentive Plan.

(2) Payout of awards are conditioned upon achieving one or more specified levels of three criteria which are weighted equally: the three year average of the Company's working capital return on total capital employed; the three year average of the increase in the value of proved reserves; and the three year average of total shareholder return relative to pre-determined peer companies. If none of the specified levels are met, no awards are payable.

PENSION PLANS

     The following table shows the estimated benefits payable to a covered participant at normal retirement age under the Company's qualified defined benefit plan, as well as non-qualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company and its subsidiaries:

                                                        PENSION PLAN TABLE
                                                         YEARS OF SERVICE
  AVERAGE                      --------------------------------------------------------------------
COMPENSATION                      15          20          25          30          35          40
- ------------                   --------    --------    --------    --------    --------    --------
  $200,000..................   $ 60,000    $ 80,000    $100,000    $120,000    $140,000    $160,000
  $300,000..................   $ 90,000    $120,000    $150,000    $180,000    $210,000    $240,000
  $400,000..................   $120,000    $160,000    $200,000    $240,000    $280,000    $320,000
  $450,000..................   $135,000    $180,000    $225,000    $270,000    $315,000    $360,000
  $500,000..................   $150,000    $200,000    $250,000    $300,000    $350,000    $400,000
  $550,000..................   $165,000    $220,000    $275,000    $330,000    $385,000    $440,000
  $600,000..................   $180,000    $240,000    $300,000    $360,000    $420,000    $480,000
  $650,000..................   $195,000    $260,000    $325,000    $390,000    $455,000    $520,000
  $700,000..................   $210,000    $280,000    $350,000    $420,000    $490,000    $560,000

     A participant's remuneration covered by the Company's pension plans is his or her average base salary (as reported in the Summary Compensation Table) less elected deferrals for the three plan years during the last ten years of the participant's career for which such average is the highest. Pension plan benefits in the Table are determined on the basis of a ten-year certain and life annuity. The benefits shown are displayed before the application of the pension plans' offset against social security. As of January 1, 1994, Messrs. Steward, Bachmann, Greene, Williams and Wilkinson have accrued 11, 12, 8, 7, and 6 years, respectively, under the pension plans. The Company has also agreed to supplement pension payments for Mr. Steward as if he had been in the employ of the Company since the date he joined a former employer (1962). The benefits will be reduced by the amount of any similar benefits paid Mr. Steward by his former employer. Covered compensation (base salary less elected deferrals) for Messrs. Steward, Bachmann, Greene, Williams and Wilkinson for the year ended December 31, 1993 was $543,846, $314,385, $314,385, $213,615 and $199,385, respectively.

TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CERTAIN TRANSACTIONS

     Pursuant to the Company's Special Termination Benefit Plan (the "Termination Plan"), the Company provides severance benefits in the event of "involuntary termination" of eligible employees within 18 months following a "Change of Control" of the Company (as defined below), in an amount equal to six months' base pay (as of the date of the "Change of Control") or, in the case of employees with six years or more of service to the Company, an amount equal to one month's base pay for each year of service not to exceed twelve months' base pay. Messrs. Williams and Wilkinson are eligible, and Messrs. Steward, Bachmann and Greene are not eligible, for severance benefits under the Termination Plan.

     A "Change in Control" is deemed to have occurred for purposes of the Termination Plan if (i) thirty percent (30%) or more of the Company's outstanding securities entitled to vote in elections of directors are beneficially owned, directly or indirectly, by any person, entity or group; (ii) individuals currently constituting the Board of Directors (or the successors of such individuals nominated by a Board of Directors of the Company on which such individuals or such successors constituted a majority) cease to constitute a majority of such Board; or (iii) a majority of the Board of Directors determines that an event effecting an actual change in control of the Company has occurred or is likely to occur; and, in addition to an event described in (i), (ii) or
(iii) occurring, a majority of the Board of Directors of the Company in office prior to such event occurring determines at any time not later than six (6) months following such event that it would be in the best interest of the Company for the Termination Plan to become effective.

     The Company has entered into agreements with Messrs. Steward, Bachmann and Greene which provide that in the event of an "involuntary termination" (other than for "cause") following a "Change in Control" of the Company (as such terms are defined in such agreements), each such Executive Officer shall be entitled to receive from the Company an amount in cash equal to twice the sum of such Executive Officer's highest annual salary and bonus award during the preceding three years.

     On February 17, 1993, the Company acquired 40,247 shares of Capital Stock from Richard A. Bachmann for $38 per share (the average of the high and low trading price on such date). Mr. Bachmann is Executive Vice President, Finance and Administration, and a Director of the Company.

     Kenneth W. Orce, a nominee for election as a Director of the Company, is a partner of the law firm Cahill Gordon & Reindel, which firm currently provides, and in 1993 provided, legal services to the Company.

REPORT ON EXECUTIVE COMPENSATION

  Compensation Committee

     The Compensation Committee (the "Committee") is responsible for determining the compensation of Company Officers other than the salaries of the three most senior Officers of the Company, which are determined by the Board of Directors based upon the Committee's recommendation. The Committee also administers The Louisiana Land and Exploration Company 1988 Long-Term Stock Incentive Plan.

     The Committee is composed of four non-employee Directors: Messrs. Adams, Smith, Taylor and Trost. Decisions and recommendations by the Committee are made on the basis of an assessment of corporate performance and a review of supporting data, including historical compensation data of other companies within the industry. The Committee regularly utilizes the services of independent consultants specializing in executive compensation. Although actions with respect to various programs are taken at different times, consideration of each is made in the context of the overall compensation package provided by the Company.

     As of the time of issuing this report the Committee was still evaluating its compensation policies with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code. The Committee believes that compensation to be paid in 1994 will not exceed one million dollars in non-excluded compensation to any of the named executives.

  Compensation Philosophy

     The Company's executive compensation program is designed to provide competitive levels of pay and assist the Company in attracting and retaining qualified executives. The Committee is committed to the objectives of linking executive compensation to corporate performance and providing incentives which align the interests of Company executives with the interests of its stockholders. This philosophy underlies executive compensation policies designed to integrate rewards with the attainment of annual and long-term performance goals, reward significant corporate performance and recognize individual initiatives and achievements.

     The Committee's objective is to set executive compensation at levels competitive with others in the Company's industry. However, it is performance which most significantly influences an individual executive's compensation level. As a result, actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the Company's performance. The executive compensation program is comprised of salary, annual cash incentives and long-term, stock-based incentives. The following is a discussion of each of the elements of the executive compensation program along with a description of the decisions and actions taken by the Committee with regard to 1993 compensation:

  Base Salary

     Salary ranges for each executive position are established by the Company based on appropriate external comparisons, internal responsibilities and relationships to other corporate positions. External comparisons are based upon survey data compiled and analyzed by an executive compensation consultant firm and include more than twenty (20) independent oil and gas companies. Most of the companies identified in the Company's performance graph (the "Performance Peer Group") are participants in the survey. The analysis and subsequent recommendations are based on this survey rather than the Performance Peer Group in order to be more statistically sound and representative of the industry. An internal analysis of this data is conducted and the executive positions' salary ranges (minimum, midpoint, maximum) are recommended to the Committee based upon a third quartile target of the appropriate survey data. The midpoint of the salary range represents the "targeted" salary of the survey data. The salary ranges developed are part of an executive salary program which is reviewed with the Committee by the Chief Executive Officer. The program recommendations are based on financial and operational results, individual contributions to corporate performance and the historical compensation data of other companies within the industry. Individual executives' salaries might be set above or below the midpoint (target) of the salary range for their positions depending upon the assessment of their contributions to corporate performance. The Committee meets without the Chief Executive Officer to evaluate his performance and develop recommendations as to adjustments to his salary. The Committee's recommendations with respect to the salaries of the Company's top three Executive Officers are presented to the Board of Directors.

     Mr. Steward and the other executives received salary adjustments in May 1993. The prior executive salary adjustment was in May 1991. The primary basis for granting the salary adjustments to the executives, including Mr. Steward, was the highly effective leadership demonstrated in developing and managing the Company through a difficult, comprehensive restructuring and reorganization effort which began in 1992. Their efforts resulted in the sale of low return domestic properties; the redeployment of the sale proceeds to high potential international areas; adding new reserves in excess of amounts produced during the year; refinancing certain Company indebtedness on favorable terms; improving the Company's stock performance relative to the Company's peer group; and improving the Company's cost structure with the implementation of additional cost cutting measures. Mr. Steward's salary prior to May 1993 was determined to be more than seven percent below the targeted level based on an analysis of the competitive survey data. His salary also fell below the average and the median of the salaries of CEO's of the Performance Peer Group companies, which were also presented to the Committee. Based upon the market data and the previously discussed corporate accomplishments and activities, Mr. Steward's salary was adjusted the equivalent of 5.4% annually.

  Annual Incentive

     The annual incentive plan is a cash bonus program. It is designed to reward significant corporate accomplishments and individual initiatives which contributed to the attainment of targeted goals relating to reserve replacement, rates of return, return on working capital employed, increase in earnings per share, stockholder return, and maintenance of the Company's credit rating. If the Committee determines that corporate results are such that a bonus program is warranted, then each executive's accomplishments are assessed as to their impact on corporate results. The threshold for any payment is "significant achievement"; specifically, contributions must be above and beyond normal expectations. The actual bonus amount received by an executive is determined as a percent of salary within a pre-established range assigned to the position which is based on a target of the median of competitive market data. The same survey used for base salary data is the source for this determination. The Chief Executive Officer meets with the Committee to review corporate results, the individual executives' contributions and his recommendations as to annual incentive payments. The Committee evaluates the Chief Executive Officer's contributions.

     Fiscal 1993 was a year in which Mr. Steward and other executives exhibited highly effective leadership and management skills in positioning the Company for the future. Two major acquisitions were effected: (1) NERCO Oil & Gas, Inc. ("NERCO") and (2) T-Block reserves in the North Sea. The NERCO acquisition augmented the Company's position in the Gulf of Mexico and provided staff expertise to fully exploit opportunities in that area. The addition of the T-Block reserves strengthened the Company's position in an area where it has already had substantial success and resulted in a significant improvement in the Company's cost structure. Proved reserves added through these acquisitions and other investments were equal to 279% of amounts produced during the year, a very significant accomplishment for an oil and gas company. In addition, the Company's earnings per share increased substantially in 1993. In consideration of these accomplishments it was determined in February 1994 that a bonus program for 1993 performance be approved.

  Long-Term Incentives

     The 1988 Long-Term Stock Incentive Plan (the "Plan") was approved by stockholders in 1988 for the purpose of "promoting the interests of the Company and its stockholders by (i) attracting and retaining executives and other key employees of outstanding ability; (ii) strengthening the Company's capability to develop, maintain and direct a competent management team; (iii) motivating executives and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations; and
(v) enabling such employees to participate in the long-term growth and financial success of the Company."

     Although the Plan authorizes the use of a variety of stock related forms of compensation, the Company's practice is to grant non-qualified stock options and Performance Shares. Restricted Stock has been utilized to recognize exceptional efforts. Previous awards were considered when determining whether or not to grant additional options, Performance Shares or Restricted Stock in 1993. The granting of stock options is normally considered annually except when special events or circumstances warrant otherwise. The options are granted to employees based upon their potential impact on corporate results and on their performance. Options are granted at market value and vest over a two-year period. The actual number of options granted is calculated as a percentage of salary divided by the current market value of the stock. The percentage applied to the executive's salary is reviewed periodically. Performance Shares are granted in conjunction with option grants to Executive Officers of the Company. The grant level of the options and Performance Shares is based upon an assessment of the prior year's performance and such grants are made at a ratio of three (3) options for each Performance Share. The percentage payout of the Performance Shares is based on results of a three-year cycle and a minimum threshold must be met before any Performance Shares are earned. Target awards for each of the executives are established at the beginning of each performance cycle and payout is based upon the following performance criteria:

          1. One-third based upon the Company's 3-year average working capital return on total capital employed.

          2. One-third based upon the Company's 3-year average increase in value of proved reserves.

          3. One-third based upon the Company's 3-year average total stockholder return (stock appreciation plus dividend yield) relative to the Peer Performance Group reviewed and approved annually by the Committee.

The actual percentage payout can range from 0% to 150% depending upon the level of results obtained for each of the specified criteria.

     In May 1993, stock options were granted to executive officers and key employees of the Company based on 1992 accomplishments. Performance Shares were granted to Mr. Steward and the other executives in 1993 in relationship to stock options granted as contemplated by the Plan's design. The ultimate number of shares earned, ranging from 0% to 150%, will not be determined until the end of the three-year cycle which began in 1993. Through these Performance Shares Mr. Steward and other executives will share the benefits which accrue to all LL&E shareholders if these efforts result in long-term success.

     As discussed above, the successful acquisition efforts of the Company were considered to be extremely important accomplishments. In order to recognize the special efforts relating to the acquisitions, a Restricted Stock grant was approved. Mr. Steward and three of the other named executives received awards, as did a small number of key staff members. The restrictions are scheduled to lapse in equal amounts over a 3-year period.

                             Compensation Committee

                          Leland C. Adams       Orin R. Smith
                          Arthur R. Taylor      Carlisle A.H. Trost

                               PERFORMANCE GRAPHS

     The following graphs compare the performance of the Company's Capital Stock to the S&P 500 Index and to the LL&E Peer Group for the five year period ended December 31, 1993. The LL&E Peer Group consists of companies who are engaged in the same line of business as LL&E and were selected on the basis of comparability of market capitalization. The 1993 LL&E Peer Group, which includes the Company, Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources, Maxus Energy Corporation, Noble Affiliates, Inc., Oryx Energy Company and Santa Fe Energy Resources, Inc., is the same as that used for performance measurement in connection with executive compensation programs. Burlington was added to such group in 1993 by the Compensation Committee for the purpose of broadening the base of comparison to include another company which the Company believes is, after Burlington's recent restructuring of certain business lines, an industry peer. The graphs below include both the 1993 LL&E Peer Group (with Burlington) and the 1992 LL&E Peer Group (without Burlington). During the five year period of 1989 to 1993, LL&E's Capital Stock performed at the median of the 1993 and 1992 LL&E Peer Groups. The graphs assume a $100 investment in each of the LL&E Capital Stock, the S&P 500 Index and the respective LL&E Peer Group on December 31, 1988.

      Measurement Period         LL&E Capital     S&P 500 In-      1993 LL&E
    (Fiscal Year Covered)            Stock            dex         Peer Group
1988                                100.00          100.00          100.00
1989                                141.99          131.69          157.61
1990                                138.63          127.60          130.55
1991                                106.15          166.47          110.78
1992                                118.90          179.15          120.01
1993                                142.61          197.21          136.82

      Measurement Period         LL&E Capital     S&P 500 In-      1992 LL&E
    (Fiscal Year Covered)            Stock            dex         Peer Group
1988                                100.00          100.00          100.00
1989                                141.99          131.69          162.93
1990                                138.63          127.60          138.10
1992                                106.15          166.47          109.31
1992                                118.90          179.15          113.38
1993                                142.61          197.21          134.35

                                 OTHER MATTERS

     No business other than the election of a Board of Directors of the Company is expected to come before the meeting, but should any other matters requiring a vote of stockholders arise, including any question as to an adjournment of the meeting, the persons named on the enclosed Proxy will vote thereon according to their best judgment in the interests of the Company. All shares represented by valid Proxies, unless otherwise specified, will be voted in the election of Directors for the nominees named above; provided, however, that in the event any of such nominees should withdraw or otherwise become unavailable for reasons not presently known, the persons named as Proxies will vote for the election of other persons in their place.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed KPMG Peat Marwick as the firm of independent accountants to audit the accounts of the Company and its subsidiaries for the year ending December 31, 1994. This firm expects to have a representative at the meeting who will have the opportunity to make a statement and who will be available to answer questions.

                             STOCKHOLDER PROPOSALS

     The Company will not consider including a stockholder's proposal for action at its 1995 Annual Meeting of Stockholders in the proxy material to be mailed to its stockholders in connection with such meeting unless such proposal is received at the principal office of the Company no later than November 28, 1994.

                                            By order of the Board of Directors,


                                            /s/ FREDERICK J. PLAEGER, II
                                            FREDERICK J. PLAEGER, II
                                            General Counsel and Corporate
                                            Secretary

Dated: March 28, 1994

     YOUR VOTE IS IMPORTANT. STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING AND WHO WISH TO HAVE THEIR STOCK VOTED ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

_______________________________________________________________________________

P                       THE LOUISIANA LAND AND EXPLORATION COMPANY

R
                THIS PROXY IS SOLICIATED BY THE BOARD OF DIRECTORS OF THE
O                         LOUISIANA LAND AND EXPLORATION COMPANY

X            PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT 9 O'CLOCK A.M.,
                 CENTRAL DAYLIGHT TIME, MAY 12, 1994; PAN AMERICAN LIFE
Y                   AUDITORIUM, 11TH FLOOR, PAN AMERICAN LIFE CENTER,
                        601 POYDRAS STREET, NEW ORLEANS, LOUISIANA

           The undersigned hereby appoints H. LEIGHTON STEWARD, RICHARD A. BACHMANN and JOHN F. GREENE, and each of them, with power of substitution, as Proxies of the undersigned to vote all shares of stock which the undersigned is entitled in any capacity to vote at the above-stated Annual Meeting and at all adjournments and postponements thereof in the election of directors and, in their discretion, upon such other matters as may properly be brought before the meeting. This proxy revokes all prior proxies given by the undersigned.

           ALL PROPERLY SIGNED PROXIES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES DESIGNATED ON THE REVERSE SIDE.

           Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.


                     (continued and to be signed on the reverse side)
_______________________________________________________________________________

_______________________________________________________________________________
/X/  Please mark your votes as in this example.                           3126

_______________________________________________________________________________
           THE DIRECTORS RECOMMEND A VOTE FOR ALL OF THE NOMINEES.
_______________________________________________________________________________

1.  Election of Directors.     FOR / /       WITHHOLD / /

    Leland C. Adams, Richard A. Bachmann, John F. Greene, Eamon M. Kelly, Kenneth W. Orce, Victor A. Rice, Orin R. Smith, H. Leighton Steward, Arthur R. Taylor, W. R. Timken, Jr., Carlisle A.H. Trost and E. L. Williamson.

(You may withhold a vote for any individual nominee by marking the "FOR" box and writing that nominee's name on the line provided below)

- -------------------------------------------------------------------------------


                                     Please sign, date and mail this proxy
                                     card promptly using the enclosed envelope.
                                     Joint owners should EACH sign. Please sign
                                     EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title below.


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                                     SIGNATURE(S)                      DATE
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